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                                  NEWS RELEASE


FOR IMMEDIATE RELEASE:                                  FOR MORE INFORMATION,
JANUARY 15, 2003                              CONTACT:   ROBERT L. SCHUMACHER
                                                            AT (276) 326-9000


                FIRST COMMUNITY BANCSHARES, INC. (FCBC) ANNOUNCES
                  ACQUISITION OF STONE CAPITAL MANAGEMENT, INC.


         BLUEFIELD, VIRGINIA - First Community Bancshares, Inc. (the "Company") (Nasdaq: FCBC; www.fcbinc.com), announced today that its fully owned subsidiary, First Community Bank, N. A. ("First Community") has completed the acquisition of Stone Capital Management, Inc. ("Stone"), an investment advisory firm with offices in Beckley, West Virginia. This acquisition will expand First Community Bank's operations to include a broader range of financial services, including wealth management, asset allocation, financial planning and investment advice. Stone currently has total assets of $94 million under management and will continue to operate under its name in conjunction with First Community's Trust and Financial Services Division.

         Under the terms of the purchase agreement, First Community is acquiring all of the outstanding stock of Stone in exchange for Company stock. Joseph D. Stone, III, CFP, CTFA, will continue to serve as President of Stone and will also serve in a dual role as Chief Investment Officer of First Community's Trust and Financial Services Division. "I am excited about the opportunity to become affiliated with First Community Bank and I look forward to meeting the needs of the many customers of the bank at its various locations. This is a great time to add to the array of financial serves already offered by the bank. I believe that my background in financial planning and investments can be of great value to First Community and I look forward to a long and beneficial relationship," said Joe Stone, President of Stone Capital Management, Inc.

         John Mendez, President and CEO of First Community Bancshares, Inc., indicated that with the addition of Stone as an SEC Registered Investment Advisor, First Community has "taken another step in broadening its financial services offerings. We really strive to be our customers' First Financial Resource and this partnership presents yet another tool for the delivery of superior financial services. Stone Capital Management completed 2001 as one of


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the top performing wealth management firms according to Bloomberg Wealth Manager and that is the type of performance that we want to be associated with and that we believe will appeal to our customers and other investors."

         First Community Bancshares, Inc. is a $1.5 billion bank holding company operating in the three-state region of Virginia, West Virginia and North Carolina through its wholly-owned subsidiary First Community Bank, N. A. The company presently has 42 full-service branch offices and 11 mortgage banking offices which operate as United First Mortgage, Inc. headquartered in Richmond, Virginia. The company is a Russell 2000 component and its common stock is listed on the Nasdaq SmallCap Market under the symbol, "FCBC."

                                   DISCLAIMER

             This news release may include forward-looking statements. These forward- looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: the timely development, production and acceptance of new products and services and their feature sets; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.

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